EXHIBIT 16.1


September 29, 2005



Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C.   20549

Re:      Ezcomm Enterprises, Inc.
FILE     NO.  000-50601

Commissioners:

We have read the statements made by Ezcomm Enterprises, Inc. (copy attached), which we understand will be filed with the United States Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K/A, as part of Ezcomm Enterprises, Inc. Form 8-K report dated October 3, 2005. We agree with the statements concerning our Firm in Item 4.01 of such Form 8-K.

Very truly yours,

/s/ Russell Bedford Stefanou Mirchandani LLP
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Russell Bedford Stefanou Mirchandani LLP